EXHIBIT 23.1  CONSENT OF HAM, LANGSTON & BREZINA, LLP

HAM, LANGSTON & BREZINA, LLP

11550 Fuqua, Suite 475

Houston Texas 77034

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which includes an explanatory paragraph regarding the substantial doubt about the Registrant's ability to continue as a going concern, dated March 30, 2006, relating to the financial statements of Positron Corporation for the year ended December 31, 2005 and to the reference to our firm under the caption "Experts" appearing in this Registration Statement on Form S-3.

/s/ Ham, Langston & Brezina, LLP

HAM, LANGSTON & BREZINA, LLP